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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
DATALINK CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DATALINK CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 2, 2002

        The Annual Meeting of Stockholders of Datalink Corporation will be held at the offices of the Company located at 8170 Upland Circle, Chanhassen, Minnesota, on Thursday, May 2, 2002, at 3:30 p.m. local time for the following purposes:

  1.
  To elect five directors, each to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

  2.
  To act upon any other business as may properly come before the Annual Meeting.

        Holders of the Company's common stock at the close of business on March 18, 2002 will be entitled to vote at the Annual Meeting.

By Order of the Board of Directors,
/s/	Jeffrey C. Robbins
Jeffrey C. Robbins, Secretary

Minneapolis, Minnesota
March 28, 2002

        To assure your representation at the meeting, please sign, date and return your proxy on the enclosed proxy card whether or not you expect to attend in person. Stockholders who attend the meeting may revoke their proxies and vote in person if they so desire.

PROXY STATEMENT
OF
DATALINK CORPORATION
8170 Upland Circle
Chanhassen, Minnesota 55317

Time, Date and Place of Annual Meeting

        This Proxy Statement is furnished to the stockholders of Datalink Corporation in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders or any adjournments or postponements of that meeting. The Annual Meeting will be held at the offices of the Company located at 8170 Upland Circle, Chanhassen, Minnesota, on Thursday, May 2, 2002, at 3:30 p.m. local time. The mailing of this Proxy Statement to the Company's stockholders commenced on or about April 1, 2002.

Information Concerning the Proxy

        We have enclosed a proxy card for your use. The Board of Directors solicits you to MARK, SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. Any proxy given to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in such proxy. However, if no direction is given by a stockholder, the shares will be voted as recommended by the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should a stockholder giving the proxy so desire. Any stockholder giving a proxy may revoke it any time prior to its use, either in person at the Annual Meeting or by giving the Company's Secretary a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

        The Company will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies, and the cost of forwarding the material to the beneficial owners of the common stock. Directors, officers and regular employees of the Company may solicit proxies by telephone or personal conversation. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in doing so.

        Under the Company's Amended and Restated Articles of Incorporation, an action of the stockholders requires the affirmative vote of the holders of a majority of the voting power of all voting shares represented at a duly held meeting of the shareholders, except where a larger proportion is required by Minnesota law. If a stockholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business as well as shares entitled to vote on that particular matter. Accordingly, an abstention on any matter will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes do not have the same effect as a negative vote on the matter.

PROPOSAL NUMBER ONE
Election of Directors

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of five nominees to serve as directors for one-year terms expiring at the next annual meeting of stockholders and until their successors are elected. The five nominees are Paul F. Lidsky, Margaret A. Loftus, Greg R. Meland, James E. Ousley and Robert M. Price. All of the nominees are now directors.

        The Board of Directors believes that all of the nominees are available and will serve if elected. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate substitute nominees. In that event, the shares represented by the proxy cards returned to the Company will be voted for the substitute nominees, unless an instruction to the contrary is indicated on the proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Director Biographical Information

        Robert M. Price was elected as the Chairman of the Board and a director of the Company in June 1998. Mr. Price has been President of PSV, Inc., a technology consulting business located in Burnsville, Minnesota, since 1990. Between 1961 and 1990, he served in various executive positions, including as Chairman and Chief Executive Officer, with Control Data Corporation. Mr. Price also serves on the Board of Directors of Tupperware Incorporated, Fourth Shift Corporation, Affinity Technology Group, Inc. and Public Service Company of New Mexico. Mr. Price is Mr. Meland's father-in-law. Mr. Price is 71.

        Paul F. Lidsky was elected as a director in June 1998. Since 1997, Mr. Lidsky has been the President and Chief Executive Officer of OneLink Communications, Inc., a telecommunications company. Between 1992 and 1997, Mr. Lidsky was employed by Norstan, Inc., a comprehensive technology services company, most recently as Executive Vice President of Strategy and Business Development. Mr. Lidsky is also a director of OneLink Communications, Inc. Mr. Lidsky is 48.

        Margaret A. Loftus was elected as a director in June 1998. Ms. Loftus is an owner of Loftus Brown-Wescott, Inc., a business consulting firm, which she co-founded in 1989. Between 1976 and 1988, she was employed by Cray Research, Inc., most recently as Vice President of Software. Ms. Loftus is also a director of Analysts International Corporation. Ms. Loftus is 57.

        Greg R. Meland joined the Company in 1991 as its Vice President of Sales and Engineering. He became President and Chief Executive Officer in 1993. Between 1979 and 1991, Mr. Meland served in various sales and marketing positions with the Imprimis disk drive subsidiary of Control Data Corporation (which was sold to Seagate in 1989), most recently as the North Central U.S. Director of Sales. Mr. Meland is 48.

        James E. Ousley was elected as a director in June 1998. Mr. Ousley is president and Chief Executive Officer of Vytek Wireless Inc., a mobile computing company. Since October 2000, he has served as Chairman of Syntegra USA, a division of British Telecommunications plc. Between 1992 and until his retirement in 2000, Mr. Ousley was President and Chief Executive Officer of Control Data Systems, Inc., a leading systems integrator and provider of electronic commerce solutions. Between 1968 and 1992, Mr. Ousley served in various sales, marketing and operational executive positions with Control Data Corporation, most recently as President of the Computer Products Group. Mr. Ousley is also a director of Bell Microproducts, Inc., ActiveCard, Inc. and Vytek Wireless, Inc. Mr. Ousley is 56.

Board Committees and Meetings

        During 2001, the Board of Directors met five times. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which the director served.

        The Board of Directors has established a Compensation Committee and an Audit Committee. Mr. Lidsky, Ms. Loftus and Mr. Ousley are the members of both the Compensation Committee and the Audit Committee.

        The Compensation Committee, which met once in 2001, reviews the compensation of executive officers and makes recommendations to the Board of Directors regarding that compensation. It also administers the Company's incentive compensation plan and makes recommendations about the plan to the Board of Directors.

        The Audit Committee, which met seven times in 2001, recommends the hiring of the Company's independent accountants and assesses the independence of the accountants. It also reviews the plans for, and the results and scope of, the independent accountants' auditing engagement and considers other matters relating to the independent accountants' services to the Company.

        The Board of Directors does not have a standing nominating committee.

Compensation Committee Interlocks And Insider Participation

        None of the members of the compensation committee is now, or was during 2001, one of the Company's officers or employees. During 2001, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of the Company's Board of Directors or compensation committee.

Executive Compensation

Director Compensation

        The Company's 2000 Director Stock Option Plan was ratified at last year's Annual Meeting of Stockholders. Under this plan for 2001 and following years, the Company's annual grant of 3,000 common stock options to non-employee members of the Board of Directors will be at an exercise price of $1.67 per share less than the common stock's fair market value on the option grant date. These options vest ratably over the director's year of service on the Board. These options expire ten years after the date of grant.

        Under the 2000 Director Stock Option Plan, non-employee directors receive a grant of 500 common stock options for each board meeting attended. In addition, the Audit and Compensation Committee members receive a grant of 250 common stock options for each committee meeting attended. The directors can exercise these options starting immediately after the date they are granted. These options expire ten years after the date of grant. Under the plan, the Company grants the options for board or committee meeting attendance at an exercise price equal to $2.00 per share less than the common stock's fair market value on the option grant date. The following chart indicates the options granted during 2001 to directors under the 2000 Director Stock Option Plan:

Name of Directors	Date of Grant	No. of Options	Exercise Price
Lidsky, Loftus, Ousley and Price	2/01 5/01 8/01 10/01 12/01	500 3,500 500 500 500	$ $ $ $ $	7.812 7.00 5.74 3.12 5.75
Lidsky, Loftus and Ousley	2/01 4/01 6/01 7/01 10/01 10/01	250 250 250 250 250 250	$ $ $ $ $ $	7.968 4.00 9.19 5.60 1.60 2.60
Lidsky and Ousley	1/01	250		$9.625
Lidsky and Loftus	3/01	250		$5.687

        Annually in advance of each calendar year, directors may elect to receive cash payments in lieu of grants of stock options under the 2000 Director Stock Option Plan, as follows: $5,000 in lieu of the annual stock option grant; $1,000 in lieu of board meeting stock option grants; and $500 in lieu of committee meeting stock option grants.

        The Company also reimburses all directors for expenses incurred in connection with attendance at Board and committee meetings.

Indemnification Agreements

        The Company has agreed to indemnify each director to the fullest extent permitted under Minnesota law against liability for damages and expenses, including attorneys' fees, arising out of legal actions that occur because the person is or was the Company's director, officer or employee. The indemnification agreement permits the director to demand advances against, or the creation of a trust for, expenses to be incurred in defending any covered claim. Insofar as the indemnification agreement may cover liabilities arising under the Securities Act, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Executive Officer Compensation

        Summary Compensation Table.    The following table contains information regarding the annual compensation paid during each of 2001, 2000 and 1999 to the Chief Executive Officer and the other executive officers serving at the end of 2001 whose 2001 compensation exceeded $100,000.

ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION							ALL OTHER COMPENSATION(1)
	YEAR	SALARY	COMMISSION		BONUS
Greg R. Meland, President and Chief Executive Officer	2001 2000 1999	$242,089 233,083 250,000	$	— — —	$	— — —	$11,250 11,250 11,000
Stephen M. Howe, Vice President—Sales and Marketing	2001 2000 1999	$135,987 126,000 90,000		$66,055 69,208 96,000	$	— 6,400 —	$11,250 11,250 10,760
Daniel J. Kinsella, Chief Financial Officer(2)	2001 2000 1999	$161,393 150,000 114,231	$	— — —	$	— 6,000 33,058	$9,984 9,178 7,552
Scott D. Robinson, Chief Technical Officer	2001 2000 1999	$145,253 132,706 129,996	$	— — —	$	— 5,400 32,499	$9,969 9,970 9,754
Helen J. Torgerson, Vice President, Technical Services(3)	2001 2000 1999	$138,125 87,333 —	$	— — —	$	— 5,000 —	$9,944 5,875 —

(1)
Represents matching and profit sharing contributions to each executive officer's account under the Company's 401(k) plan and car allowance for each executive officer. In 2001, the car allowance was $6,000.

(2)
For 1999, represents compensation beginning March 11, 1999.

(3)
For 2000, represents compensation beginning April 17, 2000.

Option Grants in 2001

		Individual Grants
					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5% ($)	10% ($)
Greg R. Meland	20,000	2.0%	$8.91/share	2/1/11	$290,269	$462,205
Greg R. Meland	15,000	1.5%	$3.46/share	10/4/11	84,540	134,615
Stephen M. Howe	10,000	1.0%	$8.91/share	2/1/11	145,135	231,102
Stephen M. Howe	7,500.7%		$3.46/share	10/4/11	42,270	67,308
Daniel J. Kinsella	10,000	1.0%	$8.91/share	2/1/11	145,135	231,102
Daniel J. Kinsella	7,500.7%		$3.46/share	10/4/11	42,270	67,308
Scott D. Robinson	10,000	1.0%	$8.91/share	2/1/11	145,135	231,102
Scott D. Robinson	7,500.7%		$3.46/share	10/4/11	42,270	67,308
Helen J. Torgerson	7,500.7%		$8.91/share	2/1/11	108,851	173,327
Helen J. Torgerson	7,500.7%		$3.46/share	10/4/11	42,270	67,308

  Aggregated Option Exercises and Fiscal Year-End Option Values

		Number of Unexercised Options at December 31, 2001			Value of Unexercised In-The-Money Options at December 31, 2001
Name	Shares Acquired On Exercise
		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Greg R. Meland	—	—	15,000	40,000	$—	$39,300
Stephen M. Howe	—	—	6,000	18,500	$—	$19,650
Daniel J. Kinsella	—	—	55,810	68,310	$—	$19,650
Scott D. Robinson	—	—	6,000	18,500	$—	$19,650
Helen J. Torgerson	—	—	8,125	31,875	$—	$19,650

        Employment Arrangements.    The Company does not have employment, non-competition or non-disclosure agreements with any of its executive officers or employees, other than non-competition agreements entered into in connection with the Company's acquisition of Direct Connect Systems, Inc. and non-competition agreements assigned to the Company in connection with its acquisition of assets of OpenSystems.com, Inc.

        The Compensation Table does not reflect benefits available to the Company's salaried employees as a group.

Board Compensation Committee Report on Executive Compensation

        Note: The material in this compensation committee report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The Compensation Committee of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs for the Company's executive officers. The Committee is comprised of three independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed and approved by the Board of Directors.

  Philosophy

        The Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of its stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies on annual incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees. Incentive compensation is variable and tied to corporate performance. The plans are designed to provide an incentive to management to grow revenues, enhance stockholder value and contribute to the long-term growth of the Company. All incentive compensation plans are reviewed at least annually to ensure they meet the current strategies and needs of the business.

  Compensation Plans

        The Company's executive compensation is generally based on three components, each of which is intended to support the overall compensation philosophy.

  Base Salary

        The Company targets base salaries at the median level for similar data storage companies. The Committee reviews salaries for executive officers on an annual basis. The Committee may approve changes based on the individual's performance or a change in competitive pay levels in the marketplace.

        The Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Company's Chief Executive Officer based on publicly available information on organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company.

        The Committee set the Chief Executive Officer's salary in 2001 at $242,089, up from the 2000 level of $233,083 per year but still lower than Mr. Meland's $250,000 salary in 1999. This reflects the Committee's belief that a greater percentage of Mr. Meland's total compensation should be variable based on the Company's financial performance. The Committee believes Mr. Meland's salary to be at a competitive level for similar companies.

  Annual Incentives

        The Company's short-term incentives are paid pursuant to annual bonus plans agreed to by the Committee and the executive at or near the beginning of the year. The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing revenues while maintaining prudent management of gross margins and operating expenses. Because the Company did not achieve its internal financial objectives in 2001, none of the executive officers will receive an annual bonus based upon 2001 operating results.

  Equity Incentives

        Long-term equity incentives are provided through grants of stock options and other equity devices to executive officers and other key employees pursuant to the Company's 1999 Incentive Compensation Plan. The stock component of compensation is intended to retain and motivate employees to improve long-term stockholder value. Stock options for employees are granted at fair market value and have value only if the Company's stock price increases. The Committee believes this element of the total compensation program directly links the participant's interests with those of the stockholders and the long-term performance of the Company.

        The Committee establishes the number and terms of options granted under the Plan. The Committee encourages executives to build a substantial ownership investment in the Company's common stock. Outstanding performance by an individual executive officer is recognized through larger option grants.

        Out of 1,027,650 options granted to employees in 2001, executive officers of the Company received grants for 131,250, or approximately 12.8% of the total. The Company granted 35,000 stock options to the Chief Executive Officer in 2001. The Committee believes that Mr. Meland's continued equity stake in the Company places him in a competitive level for similar companies.

        The Committee believes that the programs described above provide compensation that is competitive with comparable companies, links executive and stockholder interests and provides the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company's performance and stockholder value.

COMPENSATION COMMITTEE
Paul F. Lidsky Margaret A. Loftus James E. Ousley

Stock Performance

        The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative stockholder returns on an indexed basis with the Nasdaq Composite Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Board of Directors previously approved the use of the Russell 2000 Index as its industry standard index. The table below compares the cumulative total return assuming $100 was invested as of August 6, 1999, the date of the Company's initial public offering, in the common stock of the Company, the Russell 2000 Index and the Nasdaq Composite Index. The graph assumes the reinvestment of all dividends. The Indexes are weighted based on market capitalization at the time of each reported data point.

        Note: The material in this graph is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN
AMONG DATALINK CORPORATION, THE NASDAQ COMPOSITE INDEX
AND THE RUSSELL 2000 INDEX

  *$100 INVESTED ON 8/16/1999 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

Certain Transactions

        In February 1997, the Company entered into a lease agreement for its principal executive offices with Edina Southwest Partners, a Minnesota general partnership. In June 1997, Edina Partners sold the property containing the Company's principal executive offices to 7423 Washington Avenue L.L.P., a Minnesota limited liability partnership. Five of the Company's current stockholders owned approximately 85% of 7423 Washington Avenue L.L.P.

In March 1999, the leases were extended through December 2002. The rent paid to Washington Avenue L.L.P. in 1999, 2000 and 2001 was approximately $317,000, $323,000 and $112,000, respectively. In June 2001, the Company moved its corporate headquarters to Chanhassen, Minnesota. As of the date of the move, the Company had no further obligations under its lease to 7423 Washington Avenue L.L.P.

Outstanding Voting Securities and Voting Rights

        Only stockholders of record at the close of business on March 18, 2002 will be entitled to vote at the Annual Meeting and any adjournments of that meeting. At the close of business on the record date, the Company had outstanding 8,963,345 shares of $.001 par value common stock. Each share of common stock is entitled to one vote, and there is no cumulative voting. The presence, in person or by proxy, of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

        The following table sets forth information regarding beneficial ownership of the Company's common stock, as of March 18, 2002, by each person the Company knows who beneficially owns 5% or more of the common stock, each of the Company's named executive officers and directors and all the Company's executive officers and directors as a group.

        Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown. The address for each individual listed in the table is: c/o Datalink Corporation, 8170 Upland Circle, Chanhassen, Minnesota 55317.

Name of Beneficial Owner	Number(1)	Percent
Greg R. Meland(2)	3,465,690	38.6%
Stephen M. Howe(3)	718,080	8.0%
Scott D. Robinson(4)	577,845	6.4%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, Wisconsin 53202(5)	550,000	6.1%
Wellington Capital Management, LLP 75 State Street Boston, Massachusetts 02109(5)	449,300	5.0%
Daniel J. Kinsella(6)	80,796	*
Helen J. Torgerson(7)	8,386	*
Paul F. Lidsky(8)	19,000	*
Margaret A. Loftus(8)	18,750	*
James E. Ousley(8)	18,750	*
Robert M. Price(8)	16,500	*
All executive officers and directors as a group (11 persons)(2)(3)(4)(6)(7)(8)	4,923,835	53.9%

*
less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 18, 2002 are considered outstanding for the purpose of calculating the percentage of common stock owned by a person and owned by a group, but not for the purpose of calculating the percentage of common stock owned by any other person.

(2)
Includes 15,000 shares that Mr. Meland may acquire upon exercise of stock options within 60 days of March 18, 2002.

(3)
Includes 6,000 shares that Mr. Howe may acquire upon exercise of stock options within 60 days of March 18, 2002.

(4)
Includes 84,569 shares owned by a trust over which Mr. Robinson exercises voting and investment discretion, 201,896 shares owned by Mr. Robinson, 200,811 shares owned by Mr. Robinson's spouse and 84,569 shares owned by a trust over which Mr. Robinson's spouse exercises voting and investment discretion. Mr. Robinson disclaims beneficial ownership of the shares owned by his spouse and spouse's trust. Also includes 6,000 shares that Mr. Robinson may acquire upon exercise of stock options within 60 days of March 18, 2002.

(5)
Represents number of shares reported on Schedule 13G.

(6)
Includes 55,810 shares that Mr. Kinsella may acquire upon exercise of stock options within 60 days of March 18, 2002.

(7)
Includes 8,125 shares that Ms. Torgerson may acquire upon exercise of stock options within 60 days of March 18, 2002.

(8)
Includes 19,000 shares that Mr. Lidsky, 18,750 shares that Ms. Loftus and Mr. Ousley and 16,500 shares that Mr. Price may acquire upon exercise of stock options within 60 days of March 18, 2002.

AUDITING MATTERS

Audit Committee Report

        Note: The material in this audit committee report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to accounting, reporting practices and the quality and integrity of the financial reports and other publicly disseminated financial information of the Company. In this context, the Audit Committee has met with management (including the Chief Executive Officer and Chief Financial Officer) and Arthur Andersen LLP, the Company's independent public accountants ("Independent Auditors").

        The Audit Committee held meetings with the Company's Independent Auditors, both in the presence of management and privately. The Audit Committee discussed the overall scope and plans for the Independent Auditors' audit, the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reports.

        The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the Independent Auditors. The Audit Committee also discussed with the Independent Auditors the matters required by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        With respect to independence, the Audit Committee has received the written disclosures from the Independent Auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the Independent Auditors their independence. The Audit Committee has also determined that all of its members are independent within the meaning of NASD Rule 4200(a)(15).

        Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 of the Company's financial statements as audited by the Independent Auditors for filing with the Securities and Exchange Commission.

Audit Fees

        Arthur Andersen LLP billed the Company an aggregate of $106,000 in fees for professional services rendered for the audit of the Company's 2001 annual financial statements and the second and third quarter reviews of the Company's financial statements included in the Company's Form 10-Q filings made during 2001 with the Securities and Exchange Commission. PricewaterhouseCoopers LLP billed the Company an aggregate of $12,526 in fees for professional services rendered for the first quarter review of the Company's financial statements included in the Company's Form 10-Q filing made during 2001 with the Securities and Exchange Commission.

All Other Fees

        Fees billed to the Company by Arthur Andersen LLP for all other non-audit services, including tax-related, provided during 2001 totaled $35,000.

Additional Matters Regarding the Independent Auditors

        The Audit Committee is evaluating whether to recommend the engagement of the Independent Auditors to audit the 2002 financial statements of the Company. Accordingly, the Company does not seek stockholder ratification of the selection of independent auditors for 2002. A representative of Arthur Andersen LLP will attend the Annual Meeting. This representative will be available to respond to appropriate questions and will have the opportunity to make a statement if the representative desires.

AUDIT COMMITTEE
Paul F. Lidsky Margaret A. Loftus James E. Ousley

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's common stock. The Securities and Exchange Commission requires the Company to identify any of those persons who fail to file such reports on a timely basis. To the Company's knowledge, all such filings were made on a timely basis in 2001, except as set forth below.

  •
  Messrs. Meland, Howe, Robinson, Price, Lidsky and Ousley and Ms. Loftus failed to file a Form 5 with respect to options granted to each of them in 2001.

  •
  Mr. Kinsella, Ms. Torgerson and Ms. West failed to file a Form 5 with respect to options granted to each of them, open market purchases and/or purchases under our Stock Purchase Plan, during 2001. Additionally, Ms. West failed to timely file a Form 3.

  •
  Mr. Scott Robinson failed to file a Form 5 with respect to a gift.

Information Concerning Stockholder Proposals

        A stockholder intending to present a proposal to be included in the Company's proxy materials for the next Annual Meeting of Stockholders must deliver the proposal in writing to the Company's principal executive offices at 8170 Upland Circle, Chanhassen, Minnesota 55317 no later than December 1, 2002.

Other Matters

Other Business

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Annual Report to Stockholders and Annual Report on Form 10-K

        A copy of the 2001 Annual Report to Stockholders accompanies this Proxy Statement. The Company's annual report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, is available at no charge to stockholders upon written request to the Company at its business address. Copies may also be obtained without charge through the Securities and Exchange Commission's web site at http://www.sec.gov/edgarhp.htm.

DATALINK CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 2, 2002
3:30 p.m.
8170 Upland Circle
Chanhassen, Minnesota 55317

PROXY
This proxy is solicited by the Board of Directors.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Proposal 1.

By signing the proxy, you revoke all prior proxies and appoint Daniel J. Kinsella and Greg R. Meland, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Item 1.

1. To elect five directors:	PAUL F. LIDSKY, MARGARET A. LOFTUS, GREG R. MELAND, JAMES E. OUSLEY AND ROBERT M. PRICE.
FOR all nominees listed (except as marked to the contrary)	WITHHOLD authority to vote for all nominees listed	(Instructions: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)
☐	☐

2. The undersigned authorizes the Proxies to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

Signature of Stockholder(s)
Date
NOTE: Please sign your name exactly as it is shown at the left. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. EACH joint owner is requested to sign.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE PAID ENVELOPE.

QuickLinks

Information Concerning the Proxy
PROPOSAL NUMBER ONE Election of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
Executive Compensation
Stock Performance
Outstanding Voting Securities and Voting Rights
Section 16(a) Beneficial Ownership Reporting Compliance
Information Concerning Stockholder Proposals
Other Matters